Exhibit 99.1

KEY TECHNOLOGY APPOINTS PAUL J. WOLF TO BOARD OF DIRECTORS

WALLA WALLA, Wash. - September 17, 2015 - Key Technology, Inc. (NASDAQ: KTEC), a worldwide leader and full-solutions provider in the design and manufacture of process automation systems, announced today that Paul J. Wolf was appointed to serve as a director of the Company on September 15, 2015. Wolf’s term will extend until the February 2016 Annual Meeting of Shareholders, when he will stand for election by the Company’s shareholders.

Paul is the founder and member of the investment committee of Deer Creek Holdings, a private equity firm that partners with entrepreneurial companies.  With almost twenty years of investment experience, he has successfully helped guide businesses across a wide spectrum of industries, including the food and agri-business industries.  Prior to forming Deer Creek, Paul was one of the founding partners of Century Park Capital Partners, a middle market private equity firm.  During his fifteen-year tenure with Century Park, Paul was responsible for sourcing, negotiating, executing, managing and exiting portfolio company investments on behalf of the firm.  He also served as a member of Century Park’s investment committee.

Prior to Century Park Capital Partners, Paul was a Senior Vice President with Houlihan Lokey, where he was involved with the firm’s private equity investments through Churchill ESOP Capital Partners, and served as a professional within Houlihan’s investment banking group. Prior to Houlihan, Paul was a Director at Warner Brothers Studio Store group, where he established joint ventures with international partners. Previously, Paul was a Vice President in the Los Angeles office of Fleet Capital, where he originated and underwrote leveraged loans for privately held and publicly traded companies.

Paul earned a BA degree in Biology from the University of Kansas, and an MBA from The Anderson Graduate School of Management at UCLA.

Chuck Stonecipher, Chairman, commented, “We are pleased to add Paul’s business expertise to our board. Paul has a long history of analyzing and helping businesses transform to achieve their full potential. While he has experience in working with a broad range of companies, his focus in the food and agri-business industries will be particularly helpful to Key. We believe his highly developed skills in helping strengthen and improve businesses across all functional areas will bring a valuable perspective as the Company continues to develop and execute on its long-term global strategy.”

About Key Technology
Key Technology (NASDAQ: KTEC) is a global leader in the design and manufacture of process automation systems including digital sorters, conveyors, and processing equipment. Applying processing knowledge and application expertise, Key helps customers in the food processing and other industries improve quality, increase yield, and reduce cost. An ISO-9001 certified company, Key manufactures its products at its headquarters in Walla Walla, Washington, USA; and in Beusichem, the Netherlands; Hasselt, Belgium; and Redmond, Oregon, USA. Key offers customer demonstration and testing services at five locations including Walla Walla, Beusichem, and Hasselt as well as Sacramento, California, USA and Melbourne, Australia; and maintains a sales and service office in Santiago de Queretaro, Mexico.

Forward-Looking Statements
Certain statements in this press release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those anticipated in the forward-looking statements as a result of a variety of economic, competitive and governmental risks and uncertainties. These risks and uncertainties include, among other things, industry consolidation increasing competition in the food processing equipment industry; advances in technology by competitors adversely affecting our sales and profitability; a variety of factors that could increase our cost of operations and reduce gross margins and profitability, including expansion into new markets, complex projects and applications, and integrated product offerings; acquisitions that may harm our operating results; the failure of our independent sales representatives to perform as expected, thereby harming our net sales; certain financial and restrictive covenants contained in our loan agreements that may adversely affect us; our dependence on certain suppliers leaving us temporarily without adequate access to raw materials or products; significant investments in unsuccessful research and development efforts adversely affecting our business; and increased or unanticipated costs associated with product warranties adversely affecting our profitability. These and other risk factors are discussed in our filings with the Securities and Exchange Commission, including in Item 1A, "Risk Factors," of our Annual Report on Form 10-K for the fiscal year ended September 30, 2014. We undertake no obligation to update or revise any forward-looking statements in this press release as a result of subsequent developments, except as may be required by law.

Contact
Jeff Siegal
Vice President and CFO
Key Technology, Inc.
150 Avery Street
Walla Walla, WA 99362
Tel: +1 509-394-3300
Email: jsiegal@key.net
URL: www.key.net

News releases and other information about Key Technology, Inc. can be accessed at www.key.net.